                                                                    Exhibit 99.2

                                   [BSF LOGO]

                                                            Stock Center
                                                           44 East Bridge Street
                              (Holding Company for         Oswego, NY 13126
                           Oswego County Savings Bank)     (315) 326-3266

Stock Order Form & Certification Form: Please read the Stock Order Form Instructions and Ownership Guide for assistance in completing this Stock Order Form.
Deadline: We must receive a properly executed Stock Order Form and Certification Form with the required payment on or before 12:00 noon, New York Time, on Month Day, Year. We may not accept photocopied or faxed Stock Order Forms or Certification Forms.
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Number of Shares / Amount of Payment
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
(1) Number of shares currently owned            (2) Number of Shares to Purchase     Price Per Share     (3) Total Amount Due
        ----------------------------                ----------------------------                       ----------------------------
                                                                                   X     $10.00         =         $
        ----------------------------                ----------------------------                       ----------------------------
                                                           (minimum 25)

Write "0" in the space above
 if you do not currently own
 any shares of Oswego County
 Bancorp, Inc.

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If you choose to purchase shares of Oswego County Bancorp, Inc., you must place an order for at least 25 shares ($250.00 worth). The maximum purchase limitation in the subscription offering is $250,000 for any person or entity. The maximum purchase limitation in the community offering is $250,000 for any person or entity. In both offerings, the total amount that an individual person or entity may purchase in association or acting in concert with others is $400,000. The maximum number of shares purchased by an Oswego County Bancorp, Inc. stockholder, when combined with exchange shares received for Oswego County Bancorp, Inc. common stock, may not exceed $400,000.
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Method of Payment
(4) [_] Enclosed is a check, bank draft, or money order made payable to Bridge Street Financial for $________________.

(5) [_] I authorize Bridge Street Financial to make the withdrawals from my Oswego County Savings Bank account(s) shown below, and understand that the amounts will not otherwise be available for withdrawal:

         Account Number(s)                      Amount(s)

     ---------------------------------------------------------------

     ---------------------------------------------------------------

     ---------------------------------------------------------------
         Total Withdrawal              $
                                        ----------------------------

There is no penalty for early withdrawals used for this payment.
To withdraw from an account with checking privileges, please write a check.

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Purchaser Information
(6) [_] Check here if you were a depositor with at least $50.00 on deposit on one of these three dates: March 31, 2001, September 30, 2002 or Month Date, Year. List all the names on the account(s) and all the account number(s) of those accounts you had at these dates to ensure proper identification of your purchase rights. If you were a depositor of the Oswego County Savings Bank P&C Food Market branch acquired from BSB Bank & Trust Co., please list your account information as of May 10, 2001. Confirm account(s) by initialing here________.

          Account Title (Names on Accounts)       Account Number
          -------------------------------------------------------------

          -----------------------------------

          -------------------------------------------------------------

          -----------------------------------

          -------------------------------------------------------------

(7) [_] Check here if you are a director, officer or employee of Oswego County Savings Bank or a member of such person's immediate family.
(8) [_] Check here if you are a shareholder of Oswego County Bancorp, Inc. as of Month Day, Year.

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(9) Stock Registration    Form of stock ownership

    [_] Individual              [_] Uniform Transfer to Minors  [_] Partnership
    [_] Joint Tenants (WROS)    [_] Uniform Gift to Minors      [_] Individual Retirement Account (contact Stock Center)
    [_] Tenants in Common       [_] Corporation                 [_] Fiduciary/Trust (Under Agreement Dated__________)

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(10) Name                                       (11) Social Security or Tax I.D.
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     Name                                            Daytime Telephone
--------------------------------------------------------------------------------
     Street Address                                  Evening Telephone
--------------------------------------------------------------------------------
     City               State           Zip Code     County of Residence
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(12) [_] NASD Affiliation (This section applies to those individuals who meet the delineated criteria) Check here if you are a member of the National Association of Securities Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation With Respect to Free Riding and Withholding is available, you agree, if you have checked the NASD affiliation box, (i) not to sell, transfer or hypothecate the stock for a period of 90 days following the issuance, and (ii) to report this subscription in writing to the applicable NASD member within one day of the payment therefor.
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(13) [_]  Associate- Acting in concert Check here, and complete the reverse side of this form, if you or any associates (as defined on the reverse side of this form) or persons acting in concert with you have submitted other orders for shares in the offerings.
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Acknowledgement By signing below, I acknowledge receipt of the Prospectus dated
Month Day, Year and the provisions therein and understand that I may not change or revoke my order once it is received by Bridge Street Financial. I also certify that this stock order is for my account only and there is no agreement or understanding regarding any further sale or transfer of these shares. Federal regulations prohibit any persons from transferring, or entering into any agreement directly or indirectly to transfer, the legal or beneficial ownership of conversion subscription rights or the underlying securities to the account of another person. Bridge Street Financial will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders known by it to involve such transfer. Under penalties of perjury, I further certify that: (1) the social security number or taxpayer identification number and the information provided on this Order Form given above is true, correct and complete and that I am purchasing for solely my own account and that there is no agreement or understanding regarding the sale or transfer of shares ordered hereby or my rights to subscribe for such shares; and (2) I am not subject to backup withholding. You must cross out this item,
(2) above, if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of underreporting interest or dividends on your tax return.

(14) Signature Sign and date the form.  When purchasing         ------------------------------------------
as a custodian, corporate officer, etc., include                Signature   Title (if applicable)   Date
your full title. An additional signature is required
only when payment is by withdrawal from an account that         ------------------------------------------
requires more than one signature to withdraw funds.             Signature   Title (is applicable)   Date

YOUR ORDER WILL BE FILLED IN ACCORDANCE WITH THE PROVISIONS OF  ------------------------------------------
THE PROSPECTUS.  THIS ORDER IS NOT VALID IF NOT SIGNED.

THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER CORPORATION, FUND OR GOVERNMENTAL AGENCY.
--------------------------------------------------------------------------------
FOR OFFICE USE ONLY

Date Rec'd  ____/____/____ Order # _________Batch _________ Check # _________
Category________ Amount $_______________Initials ___________________.
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    ----- REMEMBER TO SIGN THE CERTIFICATION FORM ON THE REVERSE SIDE -----

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

Item (6)  -(continued)
  Account Title (Names on Account)             Account Number              Account Title (Names on Account)          Account Number
-------------------------------------------------------------            ----------------------------------------------------------

-------------------------------------------------------------            ----------------------------------------------------------

-------------------------------------------------------------            ----------------------------------------------------------

-------------------------------------------------------------            ----------------------------------------------------------

-------------------------------------------------------------            ----------------------------------------------------------

                                                                         -----------------------------------------------------------
Item (13) - (continued)                                                  The term "associate," when used to indicate a relationship
List below all other orders submitted by you or your Associates          with any person., is defined to mean (i) a corporation or
(as defined) or by persons acting in concert with you.                   organization (other than Oswego County MHC, Oswego County
                                                                         Bancorp, Inc. Oswego County Savings Bank, or a
Name(s)                                        Number of Shares          majority-owned subsidiary of Oswego County Savings Bank or
-----------------------------------------------------------------        Oswego County Bancorp, Inc.), if the person is a senior
                                                                         officer or partner, or beneficially owns, directly or
-----------------------------------------------------------------        indirectly, 10% or more of any class of equity securities
                                                                         of the corporation or organization, (ii) any trust or other
-----------------------------------------------------------------        estate, if the person has a substantial beneficial interest in the trust or estate or is a trustee or fiduciary of the
-----------------------------------------------------------------        estate, provided, however, that such term shall not include any tax-qualified employee stock benefit plan of Oswego
-----------------------------------------------------------------        County Bancorp, Inc. or Oswego County Savings Bank in which such person has a substantial beneficial interest or serves as a trustee or fiduciary, and (iii) any person who is
                                                                         related by blood or marriage to such person and (A) who
                                                                         lives in the same home as the person; or (B) who is a
                                                                         director or senior officer of Oswego County Bancorp, Inc.
                                                                         or Oswego County Savings Bank or any of the subsidiaries
                                                                         foregoing.
                                                                         -----------------------------------------------------------

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                               CERTIFICATION FORM

      (This form must be dated and signed along with your dated and signed
                     Stock Order Form on the reverse side.)

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK, $0.01 PAR VALUE PER SHARE (THE "COMMON STOCK") OF BRIDGE STREET FINANCIAL, THE HOLDING COMPANY FOR OSWEGO COUNTY SAVINGS BANK, ARE NOT FEDERALLY INSURED AND ARE NOT GUARANTEED BY BRIDGE STREET FINANCIAL, OSWEGO COUNTY SAVINGS BANK, OR THE FEDERAL GOVERNMENT.

If anyone asserts that the shares of common stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Office of Thrift Supervision's Northeast Regional Director, Robert C. Albanese, at 201-413-1000.

I further certify that, before purchasing shares of Common Stock of Bridge Street Financial, I received a copy of the Prospectus dated Month Day, Year which discloses the nature of the shares of common stock being offered thereby and describes the following risks involved in an investment in the common stock under the heading "Risk Factors" in the Prospectus:

1. Oswego County Savings Bank's conversion to a national bank may be delayed or denied if the Board of Directors elects not to proceed with the national bank conversion or we do not receive regulatory approval.
2. After the stock offering, our return on average equity will be low compared to other companies. This could hurt the price of your common stock.
3. The implementation of stock-based benefits will increase our future compensation expense and reduce our earnings.
4. Consumer, commercial and commercial real estate lending increase credit risk because of the higher risk that the loans will not be repaid.
5. Consumer, commercial and commercial real estate lending increase risk because the collateral securing these loans may not be sold as easily as residential real estate loans.
6. Because we have only recently increased our focus on commercial and consumer loans and we may enter new business lines, past performance might not be indicative of our future results.
7. Because Oswego County Savings Bank's loans are concentrated in a small geographical area, downturns in its local economy may affect its profitability and future growth possibilities.
8. Changes in interest rates could adversely affect our results of operations and financial condition.
9. The implementation of stock-based benefits may dilute your ownership interest in Bridge Street Financial.
10. Our certificate of incorporation, bylaws and certain laws and regulations may prevent transactions you might favor, including a sale or merger of Bridge Street Financial.
11. There is a decrease in the rights of stockholders under our Delaware certificate of incorporation and bylaws.
12. We intend to remain independent which may mean you will not receive a premium for your conversion stock.

     ---------------------------      -----------------------------------------

     ---------------------------      -----------------------------------------
     Signature                        Print Name

     ---------------------------      -----------------------------------------

     ---------------------------      -----------------------------------------
     Signature                        Print Name

         ALL NAMED PARTIES ON STOCK REGISTRATION MUST SIGN CERTIFICATION

                                   [BSF LOGO]

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Stock Order Form Instructions
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Item 1 - Fill in the number of shares of Oswego County Bancorp currently owned.

Item 2 - Fill in the number of shares that you wish to purchase. The minimum purchase is 25 shares or $250 worth. The maximum purchase limitation in the subscription offering is $250,000 for any person or entity. The maximum purchase limitation in the community offering is $250,000 for any person or entity. In both offerings, the total amount that an individual person or entity may purchase in association or acting in concert with others is $400,000. The maximum number of shares purchased by an Oswego County Bancorp, Inc. stockholder, when combined with exchange shares received for Oswego County Bancorp, Inc. common stock, may not exceed $400,000.

No individual or entity and their associates may place an order for more than 1.5% of the shares offered, or 25,000 shares calculated at the maximum of the offering range. The maximum number of shares purchased by a Bridge Street Financial, Inc. stockholder, when combined with exchange shares received for Oswego County Bancorp common stock, may not exceed 2.4% of the shares outstanding at the completion of the conversion, or 40,000 shares at the maximum of the offering range. This limitation also applies to associates and groups of persons acting in concert.

Item 3 - Calculate the total amount due by multiplying the number of shares you indicated in Item 2 by $10.00.

Item 4 - If you will be paying for your shares by check, bank draft, or money order, place a check in the box for Item 4 and write the amount in the blank space provided in Item 4. Enclose your check, bank draft, or money order with your order form. Checks should be made payable to Bridge Street Financial.

You may pay with cash by bringing your completed order form into a branch of the bank and changing your cash for a bank draft from Oswego County Savings Bank. Do NOT send in cash through the mail.

Item 5 - To pay by withdrawal from a savings account or certificate of deposit at Oswego County Savings Bank write the account number(s) and the amount(s) you wish to withdraw from each account. If more than one signature is required to withdraw, each person must sign in the signature box in Item 14. To withdraw from an account with checking privileges, please write a check. No early withdrawal penalty will be charged on funds used to purchase our stock. A hold will be placed on the account(s) for the amount(s) you indicate, and the actual withdrawal will occur upon closing of the offering. You will continue to receive interest at the specified rate on your account until the funds are withdrawn. If a partial withdrawal reduces the balance of a certificate of deposit account to less than the applicable minimum, the remaining balance will thereafter earn interest at the passbook rate.

Item 6 - Check the box provided if you were a depositor with at least $50.00 on deposit on one of these three dates: March 31, 2001, September 30, 2002 or Month Date, Year. List all the names on the account(s) and all the account number(s) of those accounts you had at these dates to ensure proper identification of your purchase rights. If you were a depositor of the Oswego County Savings Bank P&C Food Market branch acquired from BSB Bank & Trust Co., please list your account information as of May 10, 2001. To ensure proper identification of your purchasing rights, list all the names and account number(s) of those accounts you had on these dates. If you need additional space, you may continue in the spaces provided on the back of the stock order form.

Item 7 - Check the box provided if you are a director, officer or employee of Oswego County Savings Bank or Oswego County Bancorp or a member of such person's immediate family.

Item 8 - Check the box provided if you were a shareholder of Oswego County Bancorp, Inc. as of Month Day, Year.

Item 9 - Indicate the form of stock ownership by checking one of the boxes provided. Please refer to the reverse side of this form for detailed information of the various forms of stock ownership.

Item 10 - Complete the boxes provided by printing the name and address information of the person or entity that is purchasing the stock. Include first name, middle initial, and last name for person's name. Multiple names may be listed, but only one address is needed. Do not use any titles such as "Mrs.", "Mr.", "Dr.", "special account", etc.

If the information requested in Item 10 is exactly the same as the information imprinted at the top of the form, you may indicate this by writing "Same as Above" on the first line in Item 10.

Item 11 - Fill in the social security number, telephone numbers and county of residence for the first person or entity listed in Item 10.

Subscription rights are not transferable. If you are a qualified member, to protect your priority over other purchasers as described in the Prospectus, you must take ownership as your account relationship is established. If you, as a qualified member, include a non-qualified member or a member in a lower priority category on your stock order, your priority will be lowered or eliminated.

Items 12 and 13 - See instructions on the stock order form.

Item 14 - Sign and date the stock order form. All people listed in Item 10 MUST sign in the space provided in Item 14 as well as the Certification Form on the reverse side of the order form.

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Ownership Guide
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Individual

The stock is to be registered in an individual's name only. You may not list beneficiaries for this ownership.

Joint Tenants With Rights of Survivorship (WROS)

Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

Tenants in Common

Tenants in common may also identify two or more owners. When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

Uniform Gift to Minors/Uniform Transfer to Minors

For residents of many states, stock may be held in the name of a custodian for the benefit of a minor under the Uniform Transfer to Minors Act. For residents in other states, stock may be held in a similar type of ownership under the Uniform Gift to Minors Act of the individual states. For either ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the minor reaches legal age. See your legal advisor if you are unsure about the correct registration of your stock.

On the first "Name" line, print the first name, middle initial, and last name of the custodian, with the abbreviation "CUST" after the name. Print the first name, middle initial, and last name of the minor on the second "Name" line. Only one custodian and one minor may be designated.

Corporation/Partnership

Corporations/Partnerships may purchase stock. Please provide the Corporation/Partnership's legal name and Tax I.D number. To have depositor rights, the Corporation/Partnership must have an account in the legal name. Please contact the Stock Center to verify depositor rights and purchase limitations.

Individual Retirement Account

Individual retirement account ("IRA") holders may make stock purchases using their deposits through a pre-arranged "trustee-to-trustee" transfer into a self-directed IRA at a brokerage firm. Please contact the Stock Center as soon as possible if you would like to purchase shares through an IRA. There will be no early withdrawal or IRS penalties incurred by properly executed transactions.

Fiduciary/Trust

Generally, fiduciary relationships (such as Trusts, Estates, Guardianships, etc.) are established under a form of trust agreement or are pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

Instructions: On the first "Name" line, print the first name, middle initial, and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first "Name" line. Following the name, print the fiduciary "title" such as trustee, executor, personal representative, etc.

One the second "Name" line, print either the name of the maker, donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after "Under Agreement Dated", fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

An example of fiduciary ownership of stock in the case of a trust is: John D. Smith, Trustee for Thomas A. Smith Under Agreement Dated 06/09/87.

Sticker for bank personnel


                              Share in our Future

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                            Approximately 3" diameter

                                      STOCK

                                    OFFERINGS

                                    QUESTIONS

                                       and

                                     ANSWERS





                             Bridge Street Financial

                                     (LOGO)

STOCK OFFERINGS
QUESTIONS & ANSWERS

Facts about the Plan of Conversion & Reorganization

The Boards of Directors of Oswego County Bancorp, Oswego County MHC and Oswego County Savings Bank unanimously adopted an amended Plan of Conversion and Agreement and Plan of Reorganization to convert from the two-tier mutual holding company structure to a stock holding company structure. The newly formed Delaware chartered stock holding company for Oswego County Savings Bank will be called Bridge Street Financial. We refer to this process as the conversion.

This brochure answers some of the most frequently asked questions about the conversion and about your opportunity to invest in the newly formed Bridge Street Financial, Inc. by means of purchasing common stock through the Subscription Offering and the Community Offering. We refer to these offerings collectively as the stock offering.

Investment in the stock of Bridge Street Financial, Inc. involves certain risks. For a discussion of these risks and other factors, investors are urged to read the accompanying Prospectus, especially the discussion under the heading "Risk Factors" beginning on page XX.


What is Bridge Street Financial?

Bridge Street Financial is a newly formed holding company that will succeed Oswego County Bancorp as the holding company of Oswego County Savings Bank after the successful conclusion of the conversion and stock offering. Following the conversion to a stock form holding company, Oswego County Savings Bank intends to convert to a national bank to be known as Oswego County National Bank. Unless otherwise noted, when referring to Oswego County Savings Bank or the bank, we are also referring to its successor, Oswego County National Bank.

Why did I receive this prospectus and packet of information from Bridge Street Financial?

We are providing this prospectus and packet of information regarding the conversion and offering of common stock to all depositors of Oswego County Savings Bank, shareholders of Oswego County Bancorp and certain people of the general public who request information on our stock offering.

What is meant by "conversion"?

The current corporate structure of Oswego County Savings Bank involves three entities: Oswego County Bancorp, Oswego County MHC and Oswego County Savings Bank. The conversion entails the conversion of Oswego County MHC's mutual interest into stock form and the sale by the Company of the pro forma value of the mutual holding company's interest in Oswego County

Bancorp, to depositors of Oswego County Savings Bank in a subscription and community offering.

Oswego County Bancorp is the stock holding company and 100% owner of Oswego County Savings Bank.

Oswego County Bancorp is 56.1% owned by Oswego County MHC and 43.9% owned by public stockholders.

We are reorganizing our corporate structure by:

   . Forming Bridge Street Financial, which will become the stock holding company for Oswego County National Bank following the conversion and will be 100% owned by the public;
   . Offering the majority interest in Oswego County Bancorp currently owned by Oswego County MHC to our depositors and possibly the public; and
   . Exchange shares of Oswego County Bancorp currently held by the public into shares of Bridge Street Financial, Inc. based on an exchange ratio.

Is Oswego County Savings Bank being purchased by another company in any sort of a merger or acquisition?

No. We are simply reorganizing our corporate structure.

Will the conversion or stock offering affect any of my deposit account(s) or loan(s)?

No. The conversion and stock offering will have no effect on the balance or terms of any deposit account or loan, and your deposits will continue to be federally insured by the Federal Deposit Insurance Corporation ("FDIC") to the maximum legal limit. Your deposit account will not be converted to stock. The common stock purchased in this offering, however, cannot and will not be insured by the FDIC or any other governmental agency.

What particular factors should I consider when deciding whether to purchase the stock?

There are many important factors to consider before making an investment decision. Therefore, you should read the entire prospectus before making any investment decision. Additionally, we invite you to attend one of our informational community meetings where officers of the bank as well as investment banking professionals will make presentations regarding the offering. Enclosed in your packet is a card detailing place and times of these meetings. Please call our Stock Center at (315) 326-3266 to reserve a place today.

Will the stock be insured or guaranteed?

No. Unlike deposit accounts at Oswego County Savings Bank, our stock cannot and will not be insured or guaranteed by the FDIC or any other governmental agency.

How many shares of stock are being offered and at what price?

Bridge Street Financial. Inc. is offering up to 1,667,500 shares of common stock at a price of $10.00 per share through the offering. We must sell at least 1,232,500 shares. If the appraised market value of the common stock changes due to market or financial conditions, we may be required to sell up to 1,917,625 shares without notice to you.

Will dividends be paid on the stock?

Oswego County Bancorp paid a cash dividend of $0.05 per share on August 14, 2002, or $0.20 per share on an annualized basis. After the conversion, we expect to pay a dividend at an initial rate of $0.04 per share per quarter. We are maintaining our policy of maintaining a dividend payout ratio equal to 25% of earnings. As a result of the offering there will be an increased number of shares outstanding. If you are a current shareholder, your dividends per share will initially decrease. Based on our earnings history and the proceeds from the stock offering, we believe we will have the financial ability to pay this dividend. Future dividends are not guaranteed and will depend on our ability to pay them.

Can I place an order to purchase any of the shares being offered in the stock offering?

Yes. You may place an order to purchase shares in the offering by completing the stock order form and certification form found in your packet of information and returning it with payment to the Stock Center or to any branch of the bank. If you are not interested in purchasing stock, you do not need to send in your stock order form.

Will I pay a commission on stock purchased in the offering?

No. You will not be charged a commission or fee on the purchase of shares in the offering.

How do I purchase the stock?

First, you should read the prospectus carefully. Then, complete and return the stock order form and certification form together with your payment. You may return your order to any branch of the bank or the Stock Center located at the main office of the bank, or by mail in the reply envelope marked STOCK ORDER RETURN. Your completed stock order form and certification form with payment must be received at the Stock Center or one of the branches of the bank by 12:00 noon, New York Time on ____________, 2002.

How much stock may I purchase in the conversion?

The minimum order is 25 shares or $250 worth. The maximum purchase limitation for any person in the subscription offering is $250,000. In addition, the maximum purchase limitation for any person in the community offering is $250,000. In both offerings, the total amount that an individual may purchase, acting together with others, is $400,000.

If you are a current stockholder of Oswego County Bancorp, you will not have to sell or be limited in receiving exchange shares of Bridge Street Financial. However, if your ownership following the exchange exceeds $400,000, you will not be able to purchase common stock in the offering.

We may increase the purchase limitations at any time.

How may I pay for my shares of stock?

You may pay with a personal check, money order, or by cash in person at any branch of the bank. If you bring in cash, we will convert it into a certified bank check and forward it to the Stock Center for processing. The bank will pay interest on these funds at the passbook rate.

You may also authorize us to make a direct withdrawal from one or more of your deposit accounts at the bank, including certificates of deposit. Simply fill out the payment section of the stock order form appropriately. We will not actually withdrawal the money from your account until the offering is complete and you will continue to earn the interest on your account. The bank is waiving all of its early withdrawal penalties on certificates of deposit where the funds are used to subscribe for stock.

I currently own common stock in Oswego County Bancorp. How will my shares be exchanged?

Each share of Oswego County Bancorp common stock will automatically be converted into shares of Bridge Street Financial common stock according to a ratio known as the exchange ratio. The exchange ratio insures that you will retain nearly the same aggregate percentage ownership in the company as you had prior to the conversion. Depending on the amount of the common stock sold in the offering, the exchange ratio will range from approximately 0.84266 to 1.31109. No fractional shares will be issued. The holder of fractional shares shall receive a check in an amount equal to the product obtained by multiplying the fractional share interest to which the holder would be entitled by $10.00.

When will I receive my shares in Bridge Street Financial in exchange for the shares I currently own?

If you own shares of Oswego County Bancorp in a brokerage account, the exchange will be automatic at the conclusion of the conversion. If you currently have possession of physical certificates, you will be sent transmittal forms immediately following the completion of the conversion. When you receive the transmittal form, you will need to send your shares to the address indicated on the transmittal form.

Do not forward certificates to the Bank.

Does placing an order guarantee that I'll receive shares of common stock in the offering?

No. Placing an order for stock does not guarantee that you will receive any or all of your order for shares. Orders are filled on a priority basis. For detailed information on the preference categories, refer to the section "Subscription Offering and Subscription Rights" in the prospectus beginning on page 121 of the prospectus.

May I purchase shares using funds in my IRA account at the Association?

You may use an IRA to purchase shares in the offering. However, Oswego County Savings Bank is not a registered broker dealer and is unable to purchase shares through your IRA. We can assist you in setting up a brokerage account at a registered broker dealer and transferring over your funds in order to place an order for stock. This process does take extra time, however. Please call our Stock Center as soon as possible at (315) 326-3266 for additional information.

How will the stock be traded?

Currently, shares of Oswego County Bancorp are trading on the OTC Bulletin Board under the symbol "OCSB.OB". After the conversion, all shares purchased in the offering as well as the Bridge Street Financial exchange shares received for Oswego County Bancorp common shares will trade together as shares of Bridge Street Financial under the symbol, "OCNB" on the Nasdaq SmallCap market. However, no assurances can be given that an active and liquid market will develop.

Should I vote in favor of the Plan of Conversion?

Yes. The Boards of Directors of the bank, Oswego County Bancorp and Oswego County MHC recommend that you vote in favor of the conversion. Your "FOR" vote is very important!

Why did I get several proxy cards?

If you have more than one account, you could receive more than one proxy card, depending on the ownership structure of your accounts. In addition, if you currently own stock in Oswego County Bancorp, you would receive additional proxy cards in a separate mailing. PLEASE VOTE, SIGN AND RETURN ALL PROXY CARDS TODAY!

How many votes do I have?

Every depositor entitled to vote may cast one vote for each $100, or fraction thereof, on deposit as of the voting record date, _____________. The maximum is 1,000 votes. We must receive affirmative votes from a majority of members of Oswego County MHC in order to approve the Plans and proceed with the conversion and offering.

In addition, the Plan must be approved by the current shareholders of Oswego County Bancorp. Every person who owns stock in Oswego County Bancorp may cast one vote for each share owned as of ____________________. We must receive affirmative votes from two-thirds of the total outstanding shares (including those held by Oswego County MHC) as well as a majority of the votes cast (not including Oswego County MHC) in order to approve the Plan.

May I vote in person at the Special Meetings?

Yes, but we would still like you to sign and mail your proxy card today. If you decide to revoke your proxy, you may do so by voting at the Special Meeting of Members to be held at ________ p.m. on December ____, 2002 or the Special Meeting of Shareholders to be held at _____ p.m. on December ___, 2002.


FOR ADDITIONAL INFORMATION YOU MAY CALL OUR STOCK CENTER AT (315) 326-3266, between 9:00 a.m. and 4:00 p.m., New York Time, Monday through Friday.


The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured by the FDIC, the Bank Insurance Fund, the Savings Association Insurance Fund or any other governmental agency.

This is not an offer to sell or a solicitation of an offer to buy stock. The offer is made only by the Prospectus accompanied by the stock order form.

                   [Member Letter - Oswego County letterhead]

                                                                 Month Day, Year

Dear Depositor:

     I am pleased to be writing to you during this historic time for Oswego County Savings Bank. Our Board of Directors has adopted a Plan of Conversion that will allow us to convert to a full stock holding company to be known as Bridge Street Financial, Inc. and offer stock in Bridge Street Financial, Inc. to our depositors as well as to the general public.

     As you may recall, Oswego County Savings Bank converted to a mutual holding company structure, or MHC, in the summer of 1999. We sold less than half of our stock to our depositors and the general public. With the new capital then raised, we increased our market presence by adding banking offices in North Syracuse and Liverpool and also acquiring a supermarket branch in east Oswego. Additionally, we expanded our products, doubled our commercial lending and improved our asset quality.

     Now we are embarking on the second step of that process, in which we will sell the remaining majority ownership in our company now owned by Oswego County MHC to depositors, current shareholders, and, possibly, the general public. If you currently own any shares of Oswego County Bancorp, you will receive a letter of transmittal that will allow you to exchange your current shares for new shares while retaining the same percentage ownership in our company. In connection with our second step conversion, Oswego County Savings Bank intends to convert its charter to a national bank charter regulated by the Office of the Comptroller of the Currency. Following the Bank conversion we will be known as Oswego County National Bank. We believe converting to a national bank more accurately reflects our desire to be a commercial bank and to serve our commercial customers as well as solicit municipal deposits. We want to continue to improve our bank for you - our customer.

     We are forwarding this packet of information to you for several reasons. First, we want our valued customers to better understand our corporate strategy, business plan and vision for the future. I encourage you to read the enclosed prospectus for a detailed discussion of our company including information regarding our conversion and stock offering. Additionally, the Question and Answer brochure included in this packet addresses many questions you may have concerning our company, the conversion and the stock offering.

     Second, the Board of Directors and I encourage you to vote "For" our proposed conversion and stock offering. Every depositor of the Bank on the voting record date has the right to vote. Attached to the top of the blue and white order form is a proxy card. By filling out the proxy card, detaching it and returning it in the enclosed blue envelope, your vote will be cast at a Special Meeting of Members to be held on Month Day, Year.

     Third, I invite you to consider investing in shares of our company. I want to emphasize, however, that shares of common stock are not insured or guaranteed by the Bank, the government or any other agency. You are required to read the entire prospectus carefully before deciding whether or not to invest in Bridge Street Financial, Inc. If you decide to purchase shares, please complete the enclosed blue and white stock order form and certification form and return it in the white return envelope with proper payment. We must receive all orders for stock by 12:00 noon on Day, Month Date, Year at a branch of the Bank or at the Stock Center located in the main office of the Bank.

     In closing, I want to assure you that your deposit and loan relationships with Oswego County Savings Bank will not change due either the second step or the Bank conversion. There will be no change in the balance, interest rate or maturity of deposits or loans because of the conversion, and your deposits will continue to be insured by the Federal Deposit Insurance Corporation in the same capacity as before the conversion.

     If you have any questions about the conversion, please call our representatives at (315) 326-3266 or visit the Stock Center between 9:00 a.m. and 4:00 p.m., New York Time, Monday through Friday.

     Thank you for giving these matters your attention and timely consideration.

Sincerely,



Gregory J. Kreis
President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Savings Association Insurance Fund or any other governmental agency. This is neither an offer to sell nor a solicitation of an offer to buy stock. The offer is made only by the prospectus accompanied by the stock order form.

                                                                               M

         ("Dark Blue Sky" Letter- Oswego County Savings Bank Letterhead)

                                                                 Month Day, Year

Dear Depositor:

     I am pleased to be writing to you during this historic time for Oswego County Savings Bank. Our Board of Directors has adopted a Plan of Conversion that will allow us to convert to a stock holding company to be known as Bridge Street Financial, Inc. and offer stock in Bridge Street Financial to our depositors as well as to the general public.

     As you may recall, Oswego County Savings Bank converted to a mutual holding company structure, or MHC, in the summer of 1999. We sold less than half of our stock to our depositors and the general public. With the new capital then raised, we increased our market presence by adding banking offices in North Syracuse and Liverpool and also acquiring a supermarket branch in east Oswego. Additionally, we expanded our products, doubled our commercial lending and improved our asset quality.

     Now we are embarking on the second step of that process, in which we will sell the remaining majority ownership in our company to depositors, current shareholders, and, possibly, the general public. If you currently own any shares of Oswego County Bancorp, you will receive a letter of transmittal that will allow you to exchange your current shares for new shares while retaining the same percentage ownership in our company. In connection with our second step conversion, Oswego County Savings Bank intends to convert its charter to a national bank charter regulated by the Office of the Comptroller of the Currency. Following the Bank conversion we will be known as Oswego County National Bank. We believe converting to a national bank more accurately reflects our desire to be a commercial bank and to serve our commercial customers as well as solicit municipal deposits. We want to continue to improve our bank for you - our customer.

     We are forwarding this packet of information to you for primarily two reasons. First, we want our valued customers to better understand our corporate strategy, business plan and vision for the future. I encourage you to read the enclosed Prospectus for a detailed discussion of our company including information regarding our conversion and stock offering. Additionally, the Question and Answer brochure included in this packet addresses many questions you may have concerning our company, the conversion and the stock offering.

     Second, the Board of Directors and I encourage you to vote "For" our proposed conversion and stock offering. Every depositor of the Bank has the right to vote. Enclosed is a proxy card. By filling out the proxy card and returning it in the enclosed blue envelope, your vote will be cast at a Special Meeting of Members to be held on Month Day, Year.

     Three years ago we asked our depositors to approve our first sale of stock and they granted us their permission to do so. With the new capital then raised, we increased our market presence by adding banking offices in North Syracuse and Liverpool and also acquiring a supermarket branch in east Oswego. Additionally, we expanded our products, doubled our commercial lending and improved our asset quality. We want to continue to improve our bank for you - our customer.

     Currently, we are conducting a stock offering to our depositors. However, the company is unable to offer or sell its common stock to you because the small number of eligible subscribers in your geographic location makes registration or qualification of the common stock under the securities laws of your jurisdiction impractical, for reasons of cost or otherwise. Accordingly, this letter should be considered neither an offer to sell nor a solicitation of an offer to buy the common stock of the company.

     In closing, I want to assure you that your deposit and loan relationships with Oswego County Savings Bank will not change due either the second step or the Bank conversion. There will be no change in the balance, interest rate or maturity of deposits or loans because of the conversion, and your deposits will continue to be insured by the Federal Deposit Insurance Corporation in the same capacity as before the conversion.

     If you have any questions about the conversion, please call our Stock Center representatives at (315) 326-3266.

     Your vote is important to us, so I thank you in advance for returning the proxy card in the envelope provided.

Sincerely,



Gregory J. Kreis
President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Savings Association Insurance Fund or any other governmental agency. This is neither an offer to sell nor a solicitation of an offer to buy stock. The offer is made only by the prospectus accompanied by the stock order form.

                                                                               B

         [Closed Account Letter - Oswego County Savings Bank Letterhead]

                                                                 Month Day, Year

Dear Friend:

     I am pleased to be writing to you during this historic time for Oswego County Savings Bank. Our Board of Directors has adopted a Plan of Conversion that will allow us to convert to a stock holding company to be known as Bridge Street Financial, Inc. and offer stock in Bridge Street Financial, Inc. to our depositors as well as to the general public.

     As you may recall, Oswego County Savings Bank converted to a mutual holding company structure, or MHC, in the summer of 1999. We sold less than half of our stock to our depositors and the general public. With the new capital then raised, we increased our market presence by adding banking offices in North Syracuse and Liverpool and also acquiring a supermarket branch in east Oswego. Additionally, we expanded our products, doubled our commercial lending and improved our asset quality.

     Now we are embarking on the second step of that process, in which we will sell the remaining majority ownership in our company to depositors, current shareholders, and, possibly, the general public. If you currently own any shares of Oswego County Bancorp, you will receive a letter of transmittal that will allow you to exchange your current shares for new shares while retaining the same percentage ownership in our company. In connection with our second step conversion, Oswego County Savings Bank intends to convert its charter to a national bank charter regulated by the Office of the Comptroller of the Currency. Following the Bank conversion we will be known as Oswego County National Bank. We believe converting to a national bank more accurately reflects our desire to be a commercial bank and to serve our commercial customers as well as solicit municipal deposits. We want to continue to improve our bank for you - our customer.

     We are forwarding this packet of information to you primarily for two reasons. First, we want our present and past customers to better understand our corporate strategy, business plan and vision for the future. In addition, because you had a deposit account at Oswego County Savings Bank within the past year and a half, we are required to provide you with this packet of information. I encourage you to read the enclosed Prospectus for a detailed discussion of our company including information regarding our conversion and stock offering. Additionally, the Question and Answer brochure included in this packet addresses many questions you may have concerning our company, the conversion and the stock offering.

     Second, I invite you to consider investing in shares of our company. I want to emphasize, however, that shares of common stock are not insured or guaranteed by the Bank, the government or any other agency. You are required to read the entire prospectus carefully before deciding whether or not to invest in Bridge Street Financial, Inc. If you decide to purchase shares, please complete the enclosed blue and white stock order form and certification form and return it in the white return envelope with proper payment. We must receive all orders for stock by 12:00 noon on Day, Month Day, Year at a branch of the Bank or at the Stock Center located in the main office of the Bank.

     If you have any questions about the conversion, please call our representatives at (315) 326-3266 or visit the Stock Center 9:00 a.m. and 5:00 p.m., New York Time, Monday through Friday.

Sincerely,




Gregory J. Kreis
President and Chief Executive Officer







The shares of common stock being offered are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Savings Association Insurance Fund or any other governmental agency. This is neither an offer to sell nor a solicitation of an offer to buy stock. The offer is made only by the prospectus accompanied by the stock order form.

                                                                               F

     (Prospective Investor Letter - Oswego County Bancorp, Inc. Letterhead)

                                                                 Month Day, Year

Dear Prospective Investor:

     I am pleased to be writing to you during this historic time for Oswego County Savings Bank. Our Board of Directors has adopted a Plan of Conversion that will allow us to convert to a stock holding company to be known as Bridge Street Financial, Inc. and offer stock in Bridge Street Financial, Inc. to our depositors as well as to the general public.

     As you may recall, Oswego County Savings Bank converted to a mutual holding company structure, or MHC, in the summer of 1999. We sold less than half of our stock to our depositors and the general public. With the new capital then raised, we increased our market presence by adding banking offices in North Syracuse and Liverpool and also acquiring a supermarket branch in east Oswego. Additionally, we expanded our products, doubled our commercial lending and improved our asset quality.

     Now we are embarking on the second step of that process, in which we will sell the remaining majority ownership in our company to depositors, current shareholders, and, possibly, the general public. If you currently own any shares of Oswego County Bancorp, you will receive a letter of transmittal that will allow you to exchange your current shares for new shares while retaining the same percentage ownership in our company. In connection with our second step conversion, Oswego County Savings Bank intends to convert its charter to a national bank charter regulated by the Office of the Comptroller of the Currency. Following the Bank conversion we will be known as Oswego County National Bank. We believe converting to a national bank more accurately reflects our desire to be a commercial bank and to serve our commercial customers as well as solicit municipal deposits. We want to continue to improve our bank for you - our customer.

     We are forwarding this packet of information to you primarily for two reasons. First, we want all prospective investors to better understand our corporate strategy, business plan and vision for the future. I encourage you to read the enclosed Prospectus for a detailed discussion of our company including information regarding our conversion and stock offering. Additionally, the Question and Answer brochure included in this packet addresses many questions you may have concerning our company, the conversion and the stock offering.

     Second, I invite you to consider investing in shares of our company. I want to emphasize, however, that shares of common stock are not insured or guaranteed by the bank, the government or any other agency. You are required to read the entire prospectus carefully before deciding whether or not to invest in Bridge Street Financial, Inc. If you decide to purchase shares, please complete the enclosed blue and white stock order form and certification form and return it in the white return envelope with proper payment. We must receive all orders for stock by 12:00 noon on Day, Month Day, Year at a branch of the Bank or at the Stock Center located in the main office of the Bank.

     If you have any questions about the conversion, please call our representatives at (315) 326-3266 or visit the Stock Center between 9:00 a.m. and 5:00 p.m., New York Time, Monday through Friday.

Sincerely,




Gregory J. Kreis
President and Chief Executive Officer







The shares of common stock being offered are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Savings Association Insurance Fund or any other governmental agency. This is neither an offer to sell nor a solicitation of an offer to buy stock. The offer is made only by the prospectus accompanied by the stock order form.

                                                                               P

                     [Broker Dealer Letter - FBR Letterhead]

                                                                 Month Day, Year

To Whom It May Concern:


     Friedman, Billings, Ramsey & Co., Inc., or FBR, is assisting Oswego County Savings Bank, Oswego County Bancorp, Inc. and Oswego County MHC in converting to a stock holding company and selling shares of common stock of Bridge Street Financial, Inc. to depositors, current shareholders, and possibly the general public. FBR is a full-service investment banking, research and institutional brokerage firm located outside of Washington, D.C. We are a member of the National Association of Securities Dealers, and our on-site professionals at the Bank are registered representatives and are certified to sell stock.

     At the request of Oswego County Savings Bank, we are enclosing materials explaining the conversion and your opportunity to invest in shares of common stock being offered to customers, shareholders and the community. Please read the enclosed offering materials carefully. The company has asked us to forward these documents to you in view of certain requirements of the securities laws in your state. If you would like to place an order for shares of common stock, please complete the enclosed blue and white stock order form and certification form and return it in the white return envelope with proper payment. We must receive all orders for stock by 12:00 noon on Day, Month Day, Year at a branch of the Bank or at the Stock Center located in the main office of the Bank.

     If you have any questions about the conversion, please call our representatives at (315) 326-3266 or visit the Stock Center located at the main office of the bank between 9:00 a.m. and 5:00 p.m., New York Time, Monday through Friday.


Very truly yours,

Friedman, Billings, Ramsey & Co., Inc.










The shares of common stock being offered are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Savings Association Insurance Fund or any other governmental agency. This is neither an offer to sell nor a solicitation of an offer to buy stock. The offer is made only by the prospectus accompanied by the stock order form.

                                                                               B

     (Registered Shareholder Letter- Oswego County Bancorp, Inc. Letterhead)

                                                                 Month Day, Year

Dear Shareholder:

     I am pleased to be writing to you during this historic time for Oswego County Savings Bank. Our Board of Directors has adopted a Plan of Conversion that will allow us to convert to a stock holding company to be known as Bridge Street Financial, Inc. and offer stock in Bridge Street Financial, Inc. to our depositors as well as to the general public.

     As you may recall, Oswego County Savings Bank converted to a mutual holding company structure, or MHC, in the summer of 1999. We sold less than half of our stock to our depositors and the general public. With the new capital then raised, we increased our market presence by adding banking offices in North Syracuse and Liverpool and also acquiring a supermarket branch in east Oswego. Additionally, we expanded our products, doubled our commercial lending and improved our asset quality.

     Now we are embarking on the second step of that process, in which we will sell the remaining majority ownership in our company to depositors, current shareholders, and, possibly, the general public. If you currently own any shares of Oswego County Bancorp, you will receive a letter of transmittal that will allow you to exchange your current shares for new shares while retaining the same percentage ownership in our company. In connection with our second step conversion, Oswego County Savings Bank intends to convert its charter to a national bank charter regulated by the Office of the Comptroller of the Currency. Following the Bank conversion we will be known as Oswego County National Bank. We believe converting to a national bank more accurately reflects our desire to be a commercial bank and to serve our commercial customers as well as solicit municipal deposits. We want to continue to improve our bank for you - our customer.

     We are forwarding this packet of information to you for several reasons. First, we want our shareholders to better understand our corporate strategy, business plan and vision for the future. I encourage you to read the enclosed Prospectus for a detailed discussion of our company including information regarding our conversion and stock offering. Additionally, the Question and Answer brochure included in this packet addresses many questions you may have concerning our company, the conversion and the stock offering.

     Second, we would like you to vote on our proposed conversion and stock offering. Enclosed is a proxy card that should be completed and returned for proper tabulation. Through the proxy card, your vote will be cast at a Special Meeting of Shareholders to be held on Month Day, Time. The Board of Directors encourages you to vote "For" the conversion of the MHC to stockform. Stockholders are not being asked to vote on the conversion of Oswego County Savings Bank to a national bank charter.

     Third, I invite you to consider investing in additional shares of Bridge Street Financial, Inc. I want to emphasize, however, that shares of common stock are not insured or guaranteed by the bank, the government or any other agency. You are required to read the entire Prospectus carefully before deciding whether or not to invest in our company. If you decide to purchase shares, please complete the enclosed blue and white stock order form and certification form and return it in the white return envelope with proper payment. We must receive all orders for stock by 12:00 noon on Day, Month Day, Year at a branch of the Bank or at the Stock Center located in the main office of the Bank.

     If you have any questions about the conversion, please call our representatives at (315) 326-3266 or visit the Stock Center between 9:00 a.m. and 5:00 p.m., New York Time, Monday through Friday.

     I thank you in advance for voting and returning your proxy card in the envelope provided.

Sincerely,




Gregory J. Kreis
President and Chief Executive Officer


The shares of common stock being offered are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Savings Association Insurance Fund or any other governmental agency. This is neither an offer to sell nor a solicitation of an offer to buy stock. The offer is made only by the prospectus accompanied by the stock order form.

                                                                               R

     (Street Holder Proxy Letter - Oswego County Bancorp, Inc. Letterhead )

                                                                 Month Day, Year

Dear Shareholder:

     I am pleased to be writing to you during this historic time for Oswego County Savings Bank. Our Board of Directors has adopted a Plan of Conversion that will allow us to convert to a stock holding company to be known as Bridge Street Financial, Inc. and offer stock in Bridge Street Financial, Inc. to our depositors as well as to the general public.

     As you may recall, Oswego County Savings Bank converted to a mutual holding company structure, or MHC, in the summer of 1999. We sold less than half of our stock to our depositors and the general public. With the new capital then raised, we increased our market presence by adding banking offices in North Syracuse and Liverpool and also acquiring a supermarket branch in east Oswego. Additionally, we expanded our products, doubled our commercial lending and improved our asset quality.

     Now we are embarking on the second step of that process, in which we will sell the remaining majority ownership in our company to depositors, current shareholders, and, possibly, the general public. If you currently own any shares of Oswego County Bancorp, you will receive a letter of transmittal that will allow you to exchange your current shares for new shares while retaining the same percentage ownership in our company. In connection with our second step conversion, Oswego County Savings Bank intends to convert its charter to a national bank charter regulated by the Office of the Comptroller of the Currency. Following the Bank conversion we will be known as Oswego County National Bank. We believe converting to a national bank more accurately reflects our desire to be a commercial bank and to serve our commercial customers as well as solicit municipal deposits. We want to continue to improve our bank for you - our customer.

     We are forwarding this packet of information to you for primarily two reasons. First, we want our shareholders to better understand our corporate strategy, business plan and vision for the future. I encourage you to read the enclosed Prospectus for a detailed discussion of our company including information regarding our conversion and stock offering. Additionally, the Question and Answer brochure included in this packet addresses many questions you may have concerning our company, the conversion and the stock offering.

     Second, we would like you to vote on our proposed conversion and stock offering. Enclosed is a proxy card that should be completed and returned for proper tabulation. Through the proxy card, your vote will be cast at a Special Meeting of Shareholders to be held on Month Day, Year. The Board of Directors encourages you to vote "For" the conversion of our mutual holding company to stock form. Stockholders are not being asked to vote on the conversion of Oswego County Savings Bank to a national bank charter.

     If you are interested in purchasing shares in the new offering, you must place your order through our Stock Center located at the bank only. Do not attempt to place any orders through your broker as they will not have the proper order forms and your order will not be valid. Instead, you should call the Stock Center at the number listed below.

     If you have any questions about the conversion, please call our representatives at (315) 326-3266 or visit the Stock Center located at the main office of the Bank between 9:00 a.m. and 5:00 p.m., New York Time, Monday through Friday.

     Your vote is important to us, so I thank you in advance for returning the proxy card in the envelope provided.

Sincerely,





Gregory J. Kreis
President and Chief Executive Officer




The shares of common stock being offered are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Savings Association Insurance Fund or any other governmental agency. This is neither an offer to sell nor a solicitation of an offer to buy stock. The offer is made only by the prospectus accompanied by the stock order form.

                                                                              S1

      (Street Holder Reorg Letter - Oswego County Bancorp, Inc Letterhead )

                                                                 Month Day, Year

Dear Shareholder:

     I am pleased to be writing to you during this historic time for Oswego County Savings Bank. Our Board of Directors has adopted a Plan of Conversion that will allow us to convert to a stock holding company to be known as Bridge Street Financial, Inc. and offer stock in Bridge Street Financial, Inc. to our depositors as well as to the general public.

     As you may recall, Oswego County Savings Bank converted to a mutual holding company structure, or MHC, in the summer of 1999. We sold less than half of our stock to our depositors and the general public. With the new capital then raised, we increased our market presence by adding banking offices in North Syracuse and Liverpool and also acquiring a supermarket branch in east Oswego. Additionally, we expanded our products, doubled our commercial lending and improved our asset quality.

     Now we are embarking on the second step of that process, in which we will sell the remaining majority ownership in our company to depositors, current shareholders, and, possibly, the general public. If you currently own any shares of Oswego County Bancorp, you will receive a letter of transmittal that will allow you to exchange your current shares for new shares while retaining the same percentage ownership in our company. In connection with our second step conversion, Oswego County Savings Bank intends to convert its charter to a national bank charter regulated by the Office of the Comptroller of the Currency. Following the Bank conversion we will be known as Oswego County National Bank. We believe converting to a national bank more accurately reflects our desire to be a commercial bank and to serve our commercial customers as well as solicit municipal deposits. We want to continue to improve our bank for you - our customer.

     We are forwarding this packet of information to you for primarily two reasons. First, we want our shareholders to better understand our corporate strategy, business plan and vision for the future. I encourage you to read the enclosed Prospectus for a detailed discussion of our company including information regarding our conversion and stock offering. Additionally, the Question and Answer brochure included in this packet addresses many questions you may have concerning our company, the conversion and the stock offering.

     Second, I invite you to consider investing in additional shares of Bridge Street Financial, Inc. I want to emphasize, however, that shares of common stock are not insured or guaranteed by the bank, the government or any other agency. You are required to read the entire Prospectus carefully before deciding whether or not to invest in our company. If you decide to purchase shares, please complete the enclosed blue and white stock order form and certification form and return it in the white return envelope with proper payment. We must receive all orders for stock by 12:00 noon on Day, Month Day, Year at a branch of the Bank or at the Stock Center located in the main office of the Bank.

     If you have any questions about the conversion, please call our representatives at (315) 326-3266 or visit the Stock Center located at the main office of the Bank between 9:00 a.m. and 5:00 p.m., New York Time, Monday through Friday.

     Thank you for giving these matters your attention and timely consideration.

Sincerely,




Gregory J. Kreis
President and Chief Executive Officer



The shares of common stock being offered are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Savings Association Insurance Fund or any other governmental agency. This is neither an offer to sell nor a solicitation of an offer to buy stock. The offer is made only by the prospectus accompanied by the stock order form.

  Newspaper Announcement (all inclusive) & Bank Branch Placards:

                                   [BSF LOGO]

--------------------------------------------------------------------------------
  Bridge Street Financial, Inc., a corporation and the proposed holding company for the Oswego County Savings Bank, is selling up to 1,917,625 shares of common stock.
--------------------------------------------------------------------------------

     You are invited...
                   to a Community Investor Meeting & Reception
          to learn about the Bank's conversion and related offering of common stock of Bridge Street Financial, Inc.

                      Date                           Date
                      Time                           Time
                      Place                          Place
                     Address                        Address
                   City, State                    City, State

                      Date                           Date
                      Time                           Time
                      Place                          Place
                     Address                        Address
                   City, State                    City, State

 Please join us as Gregory J. Kreis, President and CEO and Gene Suderhaft, SVP
   and CFO of Oswego County Savings Bank present information and answer your questions about the bank's business focus and proposed conversion.

 Investment professionals from Friedman, Billings, Ramsey & Co., Inc. will also be presenting information regarding the bank's related offering of common stock.

                               Seating is Limited

             Please call the Stock Center to make your reservation.
                                 (315) 326-3266

This advertisement is neither an offer to sell nor a solicitation of an offer to buy these securities. The offer is made only by the prospectus accompanied by a stock order form. The shares of Common Stock are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Savings Association Insurance Fund or any other governmental agency.

     Community Meeting Investor Card (approx. 8" x 5", glossy)

                                   [BSF LOGO]

--------------------------------------------------------------------------------
  Bridge Street Financial, Inc., a corporation and the proposed holding company for the Oswego County Savings Bank, is selling up to 1,917,625 shares of common stock.
--------------------------------------------------------------------------------

     You are invited...
                   to a Community Investor Meeting & Reception
       to learn about the Bank's conversion and related offering of common stock of Bridge Street Financial, Inc.

                      Date                           Date
                      Time                           Time
                      Place                          Place
                     Address                        Address
                   City, State                    City, State

                      Date                           Date
                      Time                           Time
                      Place                          Place
                     Address                        Address
                   City, State                    City, State

   Please join us as Gregory J. Kreis, President and CEO and Gene Sunderhaft, Senior Vice President and CFO of Oswego County Savings Bank present information and answer your questions about the bank's business focus and proposed conversion.

 Investment professionals from Friedman, Billings, Ramsey & Co., Inc. will also be presenting information regarding the bank's related offering of common stock.

                               Seating is Limited

             Please call the Stock Center to make your reservation.
                                 (315) 326-3266

This invitation is neither an offer to sell nor a solicitation of an offer to buy these securities. The offer is made only by the prospectus accompanied by a stock order form. The shares of Common Stock are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Savings Association Insurance Fund or any other governmental agency.

                          BRIDGE STREET FINANCIAL LOGO


                              "SHARE IN OUR FUTURE"


                                Community Meeting
                                Oswego, New York
                                December __, 2002

Bridge Street Financial Logo


   The following presentation concerns an offering of common stock. As part of the presentation, comparisons have been made with that of other financial institutions. This information is from public sources that we believe to be the most accurate and reliable, but can make no representations or warranties as such.

   The shares of common stock being offered are not savings accounts or deposits and are not insured by the FDIC, the Bank Insurance Fund, the Savings Association Insurance Fund or any other governmental agency. This is not an offer to sell nor a solicitation of an offer to buy stock. The offer will be made only by the Prospectus accompanied by the Stock Order Form and Certification Form.

   Prospective investors are urged not to rely solely on this presentation, but to examine the Prospectus carefully.

Bridge Street Financial Logo


                           Oswego County Savings Bank

                                   Greg Kreis

                                Gene Sunderhaft


                     Friedman, Billings, Ramsey & Co., Inc.

                                Dave Neiswander

                              Heather Rosenkoetter

                                                                          [LOGO]

Bridge Street Financial Logo


Purpose: Provide information on the second step conversion of Oswego County Savings Bank

                                Explain the stock offering of Bridge Street
                                Financial

Agenda:                         Overview

                                Oswego County Savings Bank

                                The Stock Offering

                                Investment Highlights

                                                                          [LOGO]

Bridge Street Financial Logo


                                    Overview

                                                                          [LOGO]

Bridge Street Financial Logo

                                  Timeline for

                                     [LOGO]

1870         Savings Bank chartered

Jul 1999     Initial MHC Reorganization completed

Jun 2002     Adopted Plan for Second Step and National Bank Charter Conversion

                                                                          [LOGO]

Bridge Street Financial Logo

                              Timeline Continued...

Jun 2002     Board adopted Plan of Conversion

Sep 2002     Plan filed with the OTS and SEC

Nov? 2002    OTS and SEC approved the Plan

Nov? 2002    Offering materials mailed

             Offering began

             Community Investor Meetings

                                     UPDATE

Dec?/Jan 2002     Offering ends

             Special Meeting of Members & Stockholders

             Close and Trade

                                                                          [LOGO]

Bridge Street Financial Logo

                         Before the MHC Reorganization

                      Mutual         [LOGO]
Members
                     Ownership        Oswego County Savings Bank

                                                                          [LOGO]

Bridge Street Financial Logo                                         Overview


                  After Initial Reorganization & MHC Offering


                        Oswego County, M.H.C

Mutual
Ownership

                          Majority Ownership
                                 56.1%


                                                                  New Public
Members                                                          Stockholders

                                                              Minority Ownership
                                                                    43.9%

                              Oswego County
                               Savings Bank

                                                                          [LOGO]

Bridge Street Financial Logo

                         After the Proposed Conversion

                          Bridge Street Financial, Inc.


              43.9%                                             56.1%


                                           100%
                                         Ownership


Original Minority                                                       New
  Stockholders                                                      Stockholders


                                  Oswego County
                                  National Bank

                                                                          [LOGO]

Bridge Street Financial Logo

                           Reasons for the Conversion

..Raise additional capital

     .Expand the franchise

..Enhance the corporate structure

     .Adopt widely-accepted form of ownership

     .Able to participate in mergers and acquisitions

..Potential Increased liquidity

     .Listing on Nasdaq SmallCap

     .Potential for Additional float

                                                                          [LOGO]

Bridge Street Financial Logo

                               Business Strategy

..Continued growth

     .Expand within market area

     .Focus on Community Relationship Banking

..Grow and diversify lending

     .Commercial Real Estate

     .Consumer Lending

     .Business lending

..Maintain asset quality

..Increase non-interest income

                                                                          [LOGO]

Bridge Street Financial Logo

                                                 [MAP OF OFFICE LOCATIONS]


  Office Locations

* Main Office
  44 East Bridge Street
  Oswego, NY

.. Oswego West
  30 West Utica Street
  Oswego, NY

.. Oswego East
  P&C Supermarket
  137 State Route 104
  Oswego, NY

.. Pulaski Office
  4879 N. Jefferson Street
  Pulaski, NY

.. Fulton Office
  1930 State Route 3
  Fulton, NY

.. North Syracuse Office
  700 N. Main Street
  North Syracuse, NY

.. Liverpool Office
  7799 Oswego Road
  Liverpool, NY

                                                                          [LOGO]

Bridge Street Financial Logo

                              Required Member Vote

                We must receive a majority vote of the depositors as of December XX, 2002 in order to proceed with the conversion.

                                     UPDATE

              Please vote, sign and return all of your proxy cards
                                     TODAY!

                 The Board of Directors recommends that you vote
                             "For" the conversion.

                                                                          [LOGO]

Bridge Street Financial Logo

                           Required Shareholder Vote

                We must receive a majority of the votes cast by
               shareholders of Oswego County Bancorp not held by
                               Oswego County MHC

                                      and

             We must receive at least two-thirds of the outstanding
            shares eligible to vote including shares held by Oswego
                                   County MHC

                The Board of Directors recommends that you vote
                             "For" the conversion.

                                                                          [LOGO]

Bridge Street Financial Logo

                                  Oswego County
                                  Savings Bank

                                                                          [LOGO]

Bridge Street Financial Logo

                                  Total Assets

                                   In Millions

                                     [GRAPH]
                              [PLOT POINTS TO COME]

                                   December 31

                                                                          [LOGO]

Bridge Street Financial Logo

                                 Total Deposits

                                   In Millions

                                     [GRAPH]
                              [PLOT POINTS TO COME]

                                   December 31

                                                                          [LOGO]

Bridge Street Financial Logo

                                   NPAs/Assets

                               As of June 30, 2002

                                     [GRAPH]
                              [PLOT POINTS TO COME]

*Averages from The SNL Datasource based on June 30, 2002 data.
                                                                          [LOGO]

Bridge Street Financial Logo

                                Asset Composition

                               As of June 30, 2002

                                   [PIE CHART]
                              [PLOT POINTS TO COME]

   ---------------------------------------------------------------------------
       [_] Cash and Equivalents         [_] Securities Available for Sale
       [_] Loans Held for Sale          [_] Loans, Net
       [_] Other
   ---------------------------------------------------------------------------
                                                                          [LOGO]

Bridge Street Financial Logo

                                Loan Composition

                               As of June 30, 2002

                                   [Pie Chart]

                              [Plot points to come]

            ----------------------------------------------------------

                Residential and Home Equity    Commercial Mortgages

                Commercial                     Consumer

            ----------------------------------------------------------
                                                                          [LOGO]

Bridge Street Financial Logo

                               Deposit Composition

                               As of June 30, 2002

                                   [Pie Chart]

                              [Plot points to come]

            ----------------------------------------------------------

              CD's     Savings and Money Market     Demand Deposits

            ----------------------------------------------------------
                                                                          [LOGO]

Bridge Street Financial Logo

                                   Net Income

                                  In Thousands

                                     [Graph]
                              [Plot points to come]

                 December 31                            Last Twelve
                                                          Months

                                                                          [LOGO]

Bridge Street Financial Logo

                               Non-Interest Income

                                  In Thousands

                                     [Graph]
                              [Plot points to come]

                 December 31                            Last Twelve
                                                          Months

                                                                          [LOGO]

Bridge Street Financial Logo

                              Strong Capitalization

                               As of June 30, 2002
                                   In Millions

                                     [GRAPH]
                              [PLOT POINTS TO COME]

   Requirement after Conversion*  Current Capital   Capital after Conversion*

* Capital after Conversion assumes issuance of 1,667,500 shares, the maximum of the Offering Range.

                                                                          [LOGO]

Bridge Street Financial Logo


                               The Stock Offering

                                                                          [LOGO]

Bridge Street Financial Logo

                                Offering Overview

        New Shares Offered:           Between 1,232,500 and 1,917,625 shares

        Exchange Shares:              Between 962,616 and 1,497,718

        Price of Shares:              $10.00 per share

        How to Order:                 Complete stock order form

        Offering Deadline:            12:00 noon on December X, 2002
                                                              UPDATE
        Ticker Symbol:                "OCNB"


                                                                          [LOGO]

Bridge Street Financial Logo

                              Purchase Limitations

    Minimum Purchase:              25 shares ($250.00)

    Individual Limitations:        .May purchase up to $250,000 of the total
                                   offered

                                   (25,000 (1.5%) at the maximum of the
                                   offering range)

    Group Limitations:             .May not own more than $400,000 of total
                                   outstanding shares including exchange
                                   shares received

                                   (40,000 shares (2.4%) at the maximum of the offering range)

                                                                          [LOGO]

Bridge Street Financial Logo

                              Purchase Limitations

    Individual Limitations:         .May not own more than $400,000 of total
    For Current Shareholders        outstanding shares including exchange
                                    shares received

                                    (40,000 shares (2.4%) at the maximum of
                                    the offering range)

                                                                          [LOGO]

Bridge Street Financial Logo


                             Independent Appraisal

                    Oswego County is valued by an Independent
                                   Appraiser



                                    [PHOTO]


                            Appraisal = $25,800,000


                                                                          [LOGO]

Bridge Street Financial Logo

                              After the Conversion

                          Bridge Street Financial, Inc.

      43.9%                                                     56.1%

Original Minority                       100%                    New
  Stockholders                       Ownership               Stockholders


                                  Oswego County

                                                                          [LOGO]

Bridge Street Financial Logo

                                   Valuation

                    The new shareholders will be purchasing
                     56.1% of Bridge Street Financial, Inc.


                Valuation                       $ 25,800,000

                New Shareholders                        56.1%

                Midpoint of Offering            $ 14,500,000

                                                                          [LOGO]

Bridge Street Financial Logo

                                 Offering Range

                     An offering range of 15% below and 15%
                        above the Appraisal is required.


                Minimum                                 $ 12,325,000

                Midpoint                                $ 14,500,000

                Maximum                                 $ 16,675,000

                Maximum, as adjusted                    $ 19,176,250

                                                                          [LOGO]

Bridge Street Financial Logo

                              Preference Categories

                              Subscription Offering

I.   Eligible Depositors         Oswego County Saving Bank Depositors with $50
                                 or more on account as of Mar. 31, 2001

                                 P&C Food Market branch with $50 or more on account as of May 10, 2001

II.  Supplemental Depositors     Depositors with $50 or more on account as of
                                 Sep. 30, 2002

III. Other Members               Other depositors of Oswego County on the voting
                                 record date

                                                                          [LOGO]

Bridge Street Financial Logo

                              Preference Categories

                               Community Offering

IV.  Local Community                Residents of Oswego and Onondaga Counties,
                                    New York

V.   General Public

                                                                          [LOGO]

Bridge Street Financial Logo

                                 Exchange Ratio

                   The Exchange Ratio will be based upon where
                    the offering closes (p. X in Prospectus)
                                     UPDATE

                                                                          [LOGO]

Bridge Street Financial Logo

                           Current Shareholder Example

     Currently Owns                          100 Shares

     Price/Share*                            $11 1/2

     Value of Investment                     $1,150.00

     Stockholders' Equity - Jun-02           $16.6M

     Stockholders' Equity per Share          $6.47 (2.48M shares o/s)

     Current Price/ Book Value               178%

After Exchange
--------------                 Minimum    Midpoint    Maximum    Super-Max
                               -------    --------    -------    ---------

Exchange Ratio                 0.84266    0.99137     1.14007     1.31109

New Number of Shares                84         99         114         131

Price/Share                     $10.00     $10.00      $10.00      $10.00

Value of Investment             $  840     $  999      $1,140      $1,310

PF Book Value Per Share         $12.61     $11.53      $10.73      $10.03

PF Price/ Book Value                78%        86%         92%         99%

     *Pricing as of October 8, 2002

Bridge Street Financial Logo

                             After the Offering...

                . Improved corporate structure as fully-public
                                     company



                . Stock will trade on the Nasdaq SmallCap vs. the
                                 Bulletin Board



                . Potential increased liquidity: publicly held shares
                    outstanding of 2.2-3.4M vs. 2.5 M currently



                                                                          [LOGO]

Bridge Street Financial Logo

                                 For Current Shareholders of OCSB...

                        .The exchange ratio is determined by where the current
                         offering closes in the offering range.
                                     (0.84266 - 1.31109)

                        .If you currently hold shares of OCSB in a brokerage
                     account ("street name"), the shares will automatically be
                                     exchanged at closing

                    .If you currently hold physical certificates for OCSB shares, you will receive a transmittal letter soon after our closing instructing you on how to surrender your current shares for the new shares of OCNB

                                .Targeted closing: mid-December

                                                                          [LOGO]

Bridge Street Financial Logo



                                   Investment
                                   Highlights

                                                                          [LOGO]

Bridge Street Financial Logo

                             Investment Highlights

                               .Bank Fundamentals

                                     .Comparable Group Analysis

                                           .Dividend Policy

                                                 .No Commission

                                                                          [LOGO]

Bridge Street Financial Logo

                               Bank Fundamentals

  . Composition of Balance Sheet:

  . As of June 30, 2002:

     .Loans comprised 65% of Total Assets

     .Securities comprised 23% of Total Assets

     .Non-Performing Assets to Total Assets = 0.48%

     .Allowance for Loan Losses to Non-Performing Loans = 122.34%

     .Deposits comprised 89% of Total Liabilities

     .Equity to Total Assets = 9.5%

                      .Pro Forma at the Midpoint of 12.23%

                                                                          [LOGO]

Bridge Street Financial Logo

                               Bank Fundamentals

      . Income Statement:

      . Net Interest Margin - net interest income divided by average interest-earning assets

          For the Six Months Ended June 30, 2002:

                   Net Interest Margin = 3.97%

          Years Ended December 31:

                    2001               2000               1999
                --------------------------------------------------
                    3.93%              3.93%              4.34%


                                                                          [LOGO]

Bridge Street Financial Logo

                                Investment Risks


     .Consumer, commercial, and commercial real estate lending increase credit risk because of the higher risk the loans will not be repaid.

     .Increases in interest rates may cause earnings to decline and decrease the value of our mortgage-backed securities and investment securities classified as available for sale

     .Our low return on equity after the stock offering may cause our common stock to decline

     You may not be able to sell your shares when you desire, or for $10.00 or more per shares



Additional risk factors are outlined in the Prospectus beginning p. X.

                                                                          [LOGO]

Bridge Street Financial Logo

                                Investment Risks



     Remember...


            ----------------------------------------------------------

                    Shares of Common Stock are NOT insured or Guaranteed by the Bank, the FDIC, or any
                                Government Agency

            ----------------------------------------------------------
                                                                          [LOGO]

Bridge Street Financial Logo

                         Index Performance since 1/1/97

                                     [GRAPH]
                              [PLOT POINTS TO COME]
                                                                          [LOGO]

Bridge Street Financial Logo

                                Comparable Groups

                        Assuming sale of 1,450,000 shares

       ------------------------------------------------------------------
                                             Price/          Price/
                                              Book        6/30/02 EPS
                                              -----------------------
       Bridge Street Financial, Inc.:        85.84%          17.86x

       Medians for New York Thrifts: /1/    162.48%          16.67x

       Medians for Comp Group: /1,2/         95.18%          11.95x
       ------------------------------------------------------------------

       1. Medians as of October 8, 2002
       2. Consists of nationwide thrifts with assets between $100 mln and $300 mln and equity to assets between 5% and 15%
                                                                          [LOGO]

Bridge Street Financial Logo

                                Dividend Policy


                    Bridge Street Financial intends to pay a
                      cash dividend of $0.04 per share per
                  quarter, which represents a dividend rate of
                          1.60% on a $10.00 stock price

                                                                          [LOGO]

Bridge Street Financial Logo

                                 No Commissions


                   When purchasing shares in the conversion,
                          you will pay NO commissions.


                    The purchase price per share is $10.00.

                                                                          [LOGO]

Bridge Street Financial Logo

                               How to Order Stock


     .  Complete the Stock Order Form

     .  Sign the Stock Order Form

     .  Sign the Certification Form on the reverse side

     .  Include payment

           1. Check (payable to Bridge Street Financial, Inc.)

           2. Withdrawal (indicate on the Stock Order Form)

           3. IRA (coordinate with Stock Center ASAP)

                                                                          [LOGO]

Bridge Street Financial Logo

                               Offering Deadline


                         All Stock Order Forms MUST be
                    returned to the Stock Center or a branch of the bank by 12:00 noon, Eastern time, on December X, 2002

                                     UPDATE
                                                                          [LOGO]

Bridge Street Financial Logo

                                   Questions?


             Please direct all conversion related questions to the
              Stock Center located at the main office of the bank:


                                .Insert BSF LOGO
                                  Stock Center


                             44 East Bridge Street
                             Oswego, New York 13126


                                 (315) 326-3266

                                                                          [LOGO]

Bridge Street Financial Logo

                                    Schedule


     Nov XX?                   Offering materials mailed

     Nov 25                    Stock Center opens

     Dec 5-12                  Community Meetings

     Dec X                     Offering expires at Noon

     Dec X        UPDATE       Special Meeting of Members

                               Special Meeting of Stockholders

     Dec 31                    Tentative target for closing of
                               offering and trading

                                                                          [LOGO]

                                      Logo

                              "Share in Our Future"

                                   OCSB LOGO


                                       [MAP OF OCSB OFFICE LOCATIONS]


     Office Locations

..    Main Office
     44 East Bridge Street
     Oswego, NY

..    Oswego West
     30 West Utica Street
     Oswego, NY

..    Oswego East
     P&C Supermarket
     137 State Route 104
     Oswego, NY

..    Pulaski Office
     4879 N. Jefferson Street
     Pulaski, NY

..    Fulton Office
     1930 State Route 3
     Fulton, NY

..    North Syracuse Office
     700 N. Main Street
     North Syracuse, NY

..    Liverpool Office
     7799 Oswego Road
     Liverpool, NY

[LOGO]



--------------------------------------------------------------------------------
   Bridge Street Financial, Inc., a newly formed Delaware corporation and the proposed holding company for the Oswego County Savings Bank, is selling up to
                       1,917,625 shares of common stock.
--------------------------------------------------------------------------------


You are invited...
                   to a Community Investor Meeting & Reception
      to learn about the bank's conversion and related offering of common stock of Bridge Street Financial, Inc.


           October 19, 2000                     October 23, 2000
               7:00 p.m.                            7:00 p.m.
              Holiday Inn                          Holiday Inn
            75 North Street                   222 S. Cayuga Street
           Auburn, New York                     Ithaca, New York


           October 24, 2000                     October 25, 2000
               7:00 p.m.                            7:00 p.m.
              Ramada Inn                   Canandaigua Inn on the Lake
          41 Lakeshore Drive                   770 S. Main Street
           Geneva, New York                   Canandaigua, New York


           Please join us as Gregory J. Kreis, President and CEO and
       Eugene R. Sunderhaft, Senior Vice President and Treasurer of Oswego County Savings Bank present information and answer your questions about the bank's business focus and proposed conversion.


      Investment professionals from Friedman, Billings, Ramsey & Co., Inc.
            will also be presenting information regarding the bank's
                        related offering of common stock.


                               Seating is Limited


             Please call the Stock Center to make your reservation.
                                 (315) 326-3266



       This invitation is neither an offer to sell nor a solicitation of an offer to buy these securities. The offer is made only by the prospectus accompanied by a stock order form. The shares of Common Stock are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Savings Association Insurance Fund or any other governmental agency.

                                   Proxy Gram

We recently forwarded to you information advising that Oswego County Bancorp, Oswego County MHC and Oswego County Savings Bank have received regulatory approval to convert to a stock holding company and to raise additional capital. In order for us to proceed with the conversion, we are required to obtain a majority vote from our depositors as of a specified voting record date. Because you had a relationship as of Month Day, Year, we included one or more proxy cards in the packet we recently sent to you. However, we have not yet received any proxy cards back in the mail from you.

Three years ago we asked our depositors to approve our first sale of stock, and they granted us their permission to do so. With the new capital raised we increased our market presence by adding banking offices in North Syracuse and Liverpool. We also acquired a supermarket branch in east Oswego. Additionally, we expanded our products, doubled our commercial lending and improved our asset quality. We want to continue to improve our bank for you - our customer.

This is why we need your "yes" vote. Your vote is important to us, therefore, we are requesting that you sign the enclosed proxy card and return it promptly in the enclosed postage-paid envelope. Failure to vote has the same effect as voting against the conversion. If you have any questions about the conversion, please call the stock center directly at (315) 326-3266.

Please note that the Board of Directors unanimously recommends that you vote "FOR" the conversion. Voting for the conversion does not obligate you to purchase stock. Additionally, approval of the conversion will not affect the terms or insurance of your accounts or loans at Oswego County Savings Bank.

If you already returned your proxy cards, please accept our thanks and disregard this request. Thank you for your consideration of this matter, and please call our Stock Center at (315) 326-3266 or call me directly at (315) 343-4100 with any questions.

Sincerely,


Gregory Kreis
President and CEO

The common stock is not a deposit or savings account and is not federally insured or guaranteed. This is neither an offer to sell nor a solicitation of an offer to buy stock. The offer is made only by the prospectus accompanied by the stock order form.